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                                                                    EXHIBIT 4(j)


                                LIMITED GUARANTY
                         (Seagrave Leather Corporation)

TO:           Fleet Bank of Maine ("Bank")
              511 Congress Street
              P.O. Box 1280
              Portland, ME  04104

         To induce Bank to make or continue to make loans, advances, or grant other financial accommodations to Irving Tanning Company (the "Borrower"), pursuant to the terms and provisions of a Revolving Credit and Term Loan Agreement dated April 5, 1994, as amended by First Amendment dated September 15, 1994, by Second amendment dated November 23, 1994, and by Third Amendment or even date herewith (as the same may be further amended, extended or modified from time to time, the "Loan Agreement"), which loans are evidenced by the issuance, execution and delivery of a Demand Note, as amended to date, in the principal amount of $11,000,000 (together with any and all amendments or modifications thereto, substitutions therefor, and renewals, extensions and rearrangements thereof, the "Note") or under documents and documentation relating to any of the foregoing (collectively, the "Loan Documents," as defined in the Loan Agreement); and, in consideration thereof, and in consideration of advances to be made by Borrower to the undersigned Guarantor from proceeds of loans made by the Bank to Borrower from time to time, all as authorized by the Loan Agreement and the continuing administrative and operating support the undersigned Guarantor receives from the Borrower, the business of Guarantor being integrated with the business of Borrower, the undersigned Guarantor unconditionally, absolutely and irrevocably guarantees, without offset or deduction, the punctual payment, when due, whether at maturity, acceleration or otherwise, to Bank of sums which may be presently due and owing or which shall in the future become due and owing to Bank from Borrower, up to a limit of $3,500,000, whether under the Loan Documents (as defined in the Loan Agreement), or otherwise (collectively, the "Guaranteed Obligations") prior to receipt by the Bank of notice in writing from Guarantor of the revocation of this Guaranty, and the undersigned Guarantor also guarantees the due performance by the Borrower of all of its obligations under the Guaranteed Obligations as limited hereby. Any notice of revocation shall not in any way affect the liability of Guarantor as to any obligations incurred prior to receipt of such revocation by the Bank. Notwithstanding the foregoing, it is agreed and understood that the Guaranteed Obligations shall not include the obligations of Borrower to Bank under the Term Note from Borrower to Bank dated April 5, 1994 in the original principal amount of $1,500,000, or the obligations of Borrower to Bank under any documents or documentation relating solely to said Term Note. Notwithstanding anything herein to the contrary, the liability of the Guarantor to pay any Guaranteed Obligation of the Borrower to the Bank pursuant to this Guaranty is limited to and in no event shall exceed $3,500,000.
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         Guarantor further agrees that this Guaranty shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by release of any party liable therefor, nor by any modification, release, compromise, impairment, substitution, or other alteration of any of the Guaranteed Obligations hereby guaranteed or of any security or collateral therefor, nor by any agreements or arrangements whatever with the Borrower or any one else.

         Guarantor further agrees that the liability of the Guarantor hereunder is direct and unconditional and may be enforced without requiring Bank first to resort to any other right, remedy, person, entity or security; that the Guarantor hereunder waives any right of exoneration; that the Guarantor shall not have any right of marshaling; and that the Guarantor shall have no rights of subrogation, reimbursement, contribution, or indemnity whatsoever, nor any right of recourse to any security or collateral for the debts and obligations of the Borrower to Bank, until the Guaranteed Obligations are fully and indefeasibly paid.

         Guarantor further agrees that if there is more than one Guarantor, the liability of the Guarantors shall be joint and several; that if the Borrower or any Guarantor should at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Borrower or any guarantor, any and all obligations of each Guarantor shall, at Bank's option, forthwith become due and payable; and that Bank's books and records showing the account between Bank and the Borrower shall be admissible in any action or proceeding, shall be binding upon each Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

         Guarantor further agrees that this Guaranty is, as to Guarantor, a continuing guaranty which shall remain effective until the Guarantor has fully and indefeasibly satisfied its obligations hereunder, or until Bank releases Guarantor.

         Guarantor further agrees that nothing shall discharge or satisfy the liability of Guarantor hereunder except the full, indefeasible payment and performance of all of the Guarantor's obligations hereunder and that, notwithstanding such full payment, however, or any release or compromise with Guarantor, Guarantor agrees that to the extent any payment or payments by Borrower or for Borrower's benefit to the Bank, which payment or payments are subsequently invalidated, declared to be fraudulent or preferential, set aside and are required to be repaid to Borrower, its estate, receiver or any other person or party under any bankruptcy or insolvency law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the liability or part thereof which has been paid, reduced, satisfied or released shall be reinstated and included


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within the Guaranteed Obligations as of the date such initial payment, reduction or satisfaction is repaid, and this Guaranty extends and shall extend to such invalidated payments.

         Guarantor waives all demands, notices of acceptance hereof, presentment and protest of any instrument, and notice thereof; all notices of default and dishonor, and other notices to which Guarantor might otherwise be entitled under the Maine Commercial Code; and all suretyship defenses generally except to the extent such waivers are expressly prohibited by law.

         This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the State of Maine. This Guaranty shall inure to the benefit of Bank's successors and assigns.

         Waiver of Jury Trial. THE BANK AND THE GUARANTOR AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY RELATED INSTRUMENTS, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE GUARANTOR, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE GUARANTOR HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         If any obligation or portion of this Guaranty is determined to be invalid or unenforceable under law, it shall not affect the validity or enforceability of the remaining obligations or portions thereof.

DATED:   March 29th, 1995

WITNESS:                                           SEAGRAVE LEATHER CORPORATION,
                                                   a Maine corporation
Shelly M. Pray
- --------------------------                         By:   Robert M. Jones
                                                        ----------------------

                                                   Its:  Treasurer
                                                        ----------------------



SEEN AND AGREED TO:

FLEET BANK OF MAINE

By:  Raymond T. Kelly, Jr.
     ---------------------

Its: Vice President
     ---------------------

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